SCHEDULE A

                               DATED June 4, 1998

                                                                    Operating
                                                                     Expense
                                                                      Limit
                                                                    ---------

This Agreement relates to the following Funds of the Company:

PBHG Advisor Core Value Fund                                           0.82%
PBHG Advisor Value Opportunities Fund                                  1.07%
PBHG Advisor New Contrarian Fund                                       0.82%
PBHG Advisor REIT Fund                                                 0.97%
PBHG Advisor Blue Chip Growth Fund                                     0.82%
PBHG Advisor Growth Opportunities Fund                                 0.87%
PBHG Advisor Enhanced Equity Fund                                      0.82%
PBHG Advisor Trend Fund                                                0.87%
PBHG Advisor Large Cap Concentrated Fund                               1.07%
PBHG Advisor Growth II Fund                                            1.07%
PBHG Advisor New Opportunities Fund                                    0.97%
PBHG Advisor Global Technology & Communications Fund                   1.07%
PBHG Advisor Master Fixed Income Fund                                  0.67%
PBHG Advisor High Yield Fund                                           0.72%
PBHG Advisor Cash Reserves Fund                                        0.52%
PBHG Advisor Short-Term Government Fund                                0.52%
PBHG Advisor Defensive Equity Fund                                     0.82%